UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 28, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On January 28, 2005 we received a request from the Securities and Exchange Commission for information with respect to a $15 million PIPES transaction we completed on April 5, 2002 in connection with an inquiry being conducted by the Commission. Although the request for information identifies certain parties other than the Company, the Commission has not advised us as to either the nature of the inquiry or its scope. The Commission has advised us that the inquiry is confidential and the request for information should not be construed as an indication by the Commission or its staff that any violations of law have occurred, or as a reflection upon any person, entity or security.

We intend to cooperate voluntarily with this request for information from the Commission. We can neither predict the nature, length, scope, or results of the inquiry of which this request is a part nor its impact, if any, on us or our operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Ted W. Love
Ted W. Love, M.D.
Chief Executive Officer and President

Dated: January 31, 2005